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                                                                       EXHIBIT 4
                                 DMA HOLDINGS, INC.
                                 220 JACKSON STREET, SUITE 2000
                                 SAN FRANCISCO, CALIFORNIA 94111


                                 September 22, 1998


ABRY Partners, Inc.
18 Newbury Street
Boston, MA 02116

Attention:  Royce Yudkoff

                                 Letter of Intent
                                 ----------------

Gentlemen:

          This letter of intent (this "Letter of Intent") records the mutual
                                       -----------------
understanding and intent of DMA Holdings, Inc. ("Parent") and ABRY Partners,
                                                 ------
Inc. (together with its affiliates, "Buyer") concerning the proposed acquisition
                                     ------
(the "Acquisition") by Buyer of substantially all of the assets of Audio
      ------------
Communications Network, Inc. and its subsidiaries (the "Sellers"), which Parent
                                                        -------
has entered into an agreement to acquire, pursuant to an Agreement and Plan of Merger among Parent, Diverse Media Acquisitions, Inc. (the "Merger Sub"), and
                                                            ----------
Sellers, dated June 5, 1998 (the "Merger Agreement"). This Letter of Intent
                                  ----------------
supersedes all earlier understandings of the parties regarding the subject matter hereof.

          This Letter of Intent constitutes the preliminary statement of the intentions of the parties relating to the negotiation of the terms of the Acquisition and does not contain all matters upon which agreement must be reached for the Acquisition to be consummated and, except as specified in the last sentence of this paragraph, creates no legal obligations whatsoever with respect to the Acquisition on the part of any party hereto. A binding commitment with respect to the Acquisition will result only from the execution by Parent and Buyer of a definitive asset purchase agreement (the "Definitive
                                                                   ----------
Agreement").  It is understood that (i) this Letter of Intent does not
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constitute an obligation or commitment of the parties to enter into the
Definitive Agreement and (ii) any obligations or commitments to proceed with the Acquisition shall be contained only in the Definitive Agreement.
Notwithstanding the foregoing, the provisions of Sections 2, 3, 4, and 5 hereof shall be fully binding upon the execution hereof.

          1.  Term Sheet Provisions.  The purchase price, representations and
              ---------------------
warranties, indemnification and other significant terms of the Acquisition are summarized in the term sheet attached hereto as Exhibit A (the "Term Sheet").
                                                                ----------
The provisions of the Term Sheet are incorporated herein by reference.

          2.  Disclosure.  Neither of the parties to this Letter of Intent shall
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make, or cause to be made, except for the filing by Parent of an amendment to the statement on Schedule 13D originally filed with the Securities and Exchange Commission on June 15, 1998 and except as may be otherwise required by law, any disclosure or announcement in respect of this Letter of Intent or the transactions contemplated hereby to any third party, including, without limitation, governmental agencies, customers, employees, shareholders and the financial community, without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any press release or public announcement.

          3.  No Brokers' Fees.  Each party shall be responsible for and pay all
              ----------------
fees due to any broker or finder acting on such party's behalf. Each of the parties agrees to indemnify the other party against all liabilities
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that may arise due to the activities of a party with respect to any person or entity acting as a finder or broker on behalf of such party.

          4.  Termination.  This Letter of Intent may be terminated by mutual
              -----------
consent of the parties hereto at any time. Buyer may terminate this Letter of Intent in the event of a material breach of any agreement of Parent or Sellers contained herein. Parent or Sellers may terminate this Letter of Intent in the event of a material breach of any agreement of Buyer contained herein. This Letter of Intent shall terminate and no party shall have any obligation to any other party with respect to the subject matter of this Letter of Intent, except as contemplated by the second unnumbered paragraph of this Letter of Intent, if the Closing has not occurred on or before December 31, 1998.

          5.  Governing Law.  This Letter of Intent shall be governed by, and
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construed in accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within that state.

          If you agree to work with us toward a Definitive Agreement in accordance with the terms set forth above, please evidence your acceptance by executing this Letter of Intent and returning one copy to the undersigned. This Letter of Intent may be executed in counterparts.

          We thank you for your time and efforts to date and look forward to working with you on this exciting opportunity.

                              Very truly yours,

                              DMA HOLDINGS, INC.


                              By:   /s/ Douglas Wolf
                                   ----------------------------------
                                   Name:  Douglas Wolf
                                   Title:  President



Accepted and Agreed as of
the date first written above:

ABRY PARTNERS, INC.


By:   /s/ Peggy Koenig
    ------------------------------
    Name:  Peggy Koenig
    Title:  Vice President
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EXHIBIT A
---------


PROJECT MUSIC BOX                                                    TERM SHEET
-------------------------------------------------------------------------------

TYPE OF TRANSACTION
-------------------
The purchase of all the assets which are used or held for use by Audio Communications Network, Inc. ("ACN") and its subsidiaries (together with ACN, the "Sellers"), in its business of, among other things, providing foreground and background subscription music service, and other services and products relating thereto, from ACN and its parent, DMA Holdings, Inc. ("Parent") by ABRY Partners, Inc. or one of its subsidiaries (the "Buyer"). In addition, Buyer will assume certain current liabilities of the Sellers arising in the ordinary course of the business prior to the time of closing, as well as all of Sellers' liabilities and obligations pursuant to certain assumed contracts.

CASH PURCHASE PRICE
-------------------
Buyer shall pay a cash purchase price to be determined by the parties at closing by wire transfer of immediately available funds to a bank account to be designated by Parent prior to the closing.

ALLOCATION OF PURCHASE PRICE
----------------------------
The Buyer will, and the Parent will cause the Sellers to, allocate the purchase price among the fixed assets and the intangibles as they may agree in the definitive agreement, provided that, for financial accounting purposes, Buyer may allocate the purchase price among the assets according to an independent appraisal.

CONDITIONS TO CLOSING
---------------------
The agreement will require customary closing conditions including, without limitation: acquiring appropriate consents; no material adverse changes in the business; delivery of certain opinions and certifications; all representations and warranties of Parent and Sellers made in the Merger Agreement will still be true and correct; Parent and Sellers will have complied with all covenants and agreements under the Merger Agreement.

ORDINARY COURSE OF BUSINESS
---------------------------
Parent will, consistent with the Merger Agreement, cause the Sellers to continue to operate in the ordinary course prior to closing.

REPRESENTATIONS AND WARRANTIES
------------------------------
Buyer will look to Sellers for appropriate representations and warranties regarding the condition and sufficiency of the assets, contracts, litigation, taxes, rights, environmental and financial statements that include typical qualifications for knowledge.

INDEMNIFICATION
---------------
Parent will indemnify Buyer for Buyer's losses from Parent's breach of certain representations and warranties, breach of any covenants or agreements, or any liability or obligation which is not assumed by the Buyer under the terms of this agreement.

Buyer will indemnify the Parent or Sellers after closing for Parent's or Sellers' losses from Buyer's breach of any representations and warranties, breach of any covenants and agreements, or any assumed liabilities under this agreement.

COSTS AND EXPENSES
------------------
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PROJECT MUSIC BOX                                                    TERM SHEET
-------------------------------------------------------------------------------

Except as otherwise specifically set forth herein, each party will bear its own expenses in connection with this contemplated transaction.

NONSOLICITATION
---------------
Parent will not solicit employees of any Sellers for a period of one year from the closing of this agreement.

SELLERS' NAME
-------------
Sellers will discontinue the use of the names and logos of Audio Communications Network, Inc.; and Buyer will acquire all of Sellers' rights with respect thereto.

WAIVER OF JURY TRIAL
--------------------
Each party will expressly waive its right to a jury trial in any lawsuit or proceeding relating to or arising from this agreement.

CLOSING
-------
Place and time to be determined.


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